UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K
                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported): September 30, 2004
                                                        ------------------


                          21st CENTURY HOLDING COMPANY
             (Exact name of registrant as specified in its charter)


      Florida                    0-2500111              65-0248866
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 (State or other               (Commission             (IRS Employer
 jurisdiction of                 File Number)           Identification No.)
 incorporation)


3661 West Oakland Park Boulevard, Suite 300, Lauderdale Lakes, Florida  33311
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               (Address of principal executive offices)               (Zip Code)

     Registrant's telephone number, including area code  (954) 581-9993
                                                         --------------

                                 Not Applicable
               ---------------------------------------------------
          (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant o Rule 14a-12 under the Exchange Act (17 CF 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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Item 1.01   Entry into a Material Definitive Agreement

         The Offering by 21st Century Holding Company (the "Company") of its Units described in Item 3.02 below was made pursuant to a Unit Purchase Agreement (the "Purchase Agreement") among the Company and the purchasers of the Units. The Purchase Agreement sets forth covenants and representations of the parties typical for private offerings. The Company and the purchasers also entered into a Registration Rights Agreement pursuant to which the Company agreed to register the resale of the Warrants included in the Units (as described below); the shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), underlying the Warrants; and the shares of Common Stock issued by the Company in payment of principal and interest on the Notes (as described below).

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

            See responses to Items 1.01 and 3.02.

Item 3.02   Unregistered Sales of Equity Securities

         On September 30, 2004, the Company sold in a private offering (the "Offering") 12,500 units (the "Units"), each Unit consisting of (i) a $1,000 6% Senior Subordinated Note (the "Note"), and (ii) warrants (the "Warrants") to purchase shares of the Company's Common Stock, for an aggregate purchase price of $12.5 million. An aggregate of 1,019,608 Warrants were issued in the Offering. Each Warrant entitles the holder to purchase one share of the Company's Common Stock at an exercise price of $12.75 per share.

         The Offering was made only to accredited investors in reliance on the exemption from registration under Rule 506 of Regulation D under the Securities Act of 1933.

         Quarterly payments of principal and interest on the Notes may, under certain circumstances, be made in shares of Common Stock. The number of shares of Common Stock issued as payment of principal and interest is based on 95% of the weighted-average volume price of the Company's Common Stock quoted on Nasdaq as reported by Bloomberg Financial Markets ("Bloomberg") for the 20 trading days prior to the payment date.

         Pursuant to the Unit Purchase Agreement, the Company will not issue shares of Common Stock as payment of principal and interest or adjust the number of shares issuable upon exercise of the Warrants in accordance with the anti-dilution provisions of the Warrants, if such issuance or adjustment would, either individually or together with other one or more other issuances or adjustments, cause the issuance of shares of Common Stock to exceed 20% of the Common Stock outstanding, prior to obtaining shareholder approval for such issuance.

                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                               21ST CENTURY HOLDING COMPANY



Date:  October 6, 2004         By:/s/ Richard A. Widdicombe
                                  ---------------------------------------------
                                      Name:  Richard A. Widdicombe
                                      Title:  Chief Executive Officer
                                            (Principal Executive Officer)


Date:  October 6, 2004         By:/s/ J. Gordon Jennings III
                                  ---------------------------------------------
                                      Name:  J. Gordon Jennings III
                                      Title:  Chief Financial Officer
                                   (Principal Accounting and Financial Officer)